SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2010

Mead Johnson Nutrition Company

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34251	80-0318351
(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

(847) 832-2420

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2010, the Board of Directors of Mead Johnson Nutrition Company (the “Company”) approved amendments (the “Amendments”) to the Company’s Amended and Restated By-laws (the “By-laws”).

As previously disclosed in the Company’s current report on Form 8-K, dated January 8, 2010, the Company amended its certificate of incorporation (the “Certificate”) in connection with the Company’s split-off from Bristol-Myers Squibb Company. Such amendment created certain inconsistencies between the Company’s Certificate and By-laws, as well as certain ambiguities in the By-laws. Accordingly, the Company has amended its By-laws to correct these technical matters. Specifically, the By-laws were amended to limit mandatory indemnification to directors and officers of the Company and make indemnification of employees and agents permissive. The Amendments also include other non-substantive changes to conform the By-laws with the Certificate.

The By-laws were further amended to provide that a stockholder who wishes to (1) propose an item of business for the stockholders to consider at the annual meeting of stockholders or (2) nominate a candidate for director must follow certain notice and procedural steps. Included among these steps is the requirement to provide more complete disclosure, particularly with respect to various ownership techniques employed by such stockholder (including any derivative or short positions, profit interests, options or borrowed or loaned shares) and clarifying relationships with other stockholders and nominees. The Amendments did not modify the deadline for submissions of proposals or nominations by stockholders, which, in the case of the 2010 annual meeting of stockholders, had already passed.

The Amendments also modified the Company’s stockholder voting standards to conform to Section 216 of the Delaware General Corporation Law. That section provides for approval of matters (other than director elections) by the affirmative vote of holders of a majority of votes present and entitled to vote and a plurality vote for director elections. Finally, the Amendments redefined the role of the chairman of the board of directors such that the chairman of the board is not an officer of the Company.

In addition to the Amendments described above, adoption of the new By-laws effected various changes to clarify language and make other technical corrections and non-substantive modifications. A copy of the By-laws, as amended, is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated By-laws of Mead Johnson Nutrition Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mead Johnson Nutrition Company

March 31, 2010	By:	/s/ Stanley Burhans
		Name:	Stanley Burhans
		Title:	Vice President and Controller

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